UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2021

Anterix Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Anterix Inc. (the “Company”) with the Securities and exchange Commission (“SEC”) on August 10, 2021 (the “Prior Report”).

Item 5.07  Submission of Matters to a Vote of Security Holders

At the 2021 Annual Meeting of Stockholders held on August 6, 2021 (the “Annual Meeting”), the Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement, as amended (the “Say on Pay Proposal”). The Prior Report correctly reported the vote on the Say on Pay Proposal, which was 9,562,757 votes FOR, 3,080,088 votes AGAINST, 226,038 votes ABSTAIN, and 1,888,732 Broker Non-Votes. The Prior Report inadvertently stated that the Say on Pay Proposal received the approval of approximately 65.8% of the votes cast. However, the Say on Pay Proposal received the approval of approximately 75.6% of the votes cast by the holders of shares present or represented by proxy and entitled to vote thereon, as abstentions and broker non-votes do not affect the outcome of this Say on Pay Proposal, other than counting towards the quorum of the Annual Meeting, as provided in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: August 11, 2021	/s/ Gena L. Ashe
Gena L. Ashe
Chief Legal Officer and Corporate Secretary